UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 20, 2007
AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	333-118149	20-0573058

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Las Vegas Boulevard South
Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)
(702) 383-5242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On April 20, 2007, each of Richard P. Brown and Denise Barton (each an “Executive”) entered into an employment agreement (individually, the “Agreement,” and, collectively, the “Agreements”) with American Casino & Entertainment Properties LLC (the “Company”), effective January 1, 2007 and April 1, 2007, respectively. Pursuant to their respective employment agreements, Mr. Brown will serve as President and Chief Executive Officer of the Company and Ms. Barton will serve as Chief Financial Officer of the Company. The Agreements for Mr. Brown and Ms. Barton will terminate on December 31, 2008 and March 31, 2009, respectively, unless otherwise terminated earlier pursuant to the terms of such Agreement.
Pursuant to the Agreements, each of Mr. Brown and Ms. Barton is entitled to an annual base salary of $625,000 and $380,000, respectively, and will be eligible to receive an annual bonus, as determined in the sole discretion of the Board, which shall be based upon the Company meeting certain performance targets.
If an Executive’s employment is terminated due to death, disability, termination of the Agreement, resignation or termination by the Company for cause (as defined), such Executive will be entitled to receive an amount equal to the base salary and bonus compensation due and payable to such Executive on the date of termination. If an Executive’s employment is terminated by the Company without “cause” (which the Company may do so at any time in its sole and absolute discretion), such Executive will be entitled to receive an amount equal to (i) the base salary and bonus compensation due and payable to such Executive on the date of termination and (ii) a lump sum severance payment equal to one year’s current base salary (the “Severance Payment”). In the event of a change in control (as defined), an Executive shall be entitled to receive an amount equal to the (i) base salary and bonus compensation due and payable to such Executive and (ii) in lieu of the Severance Payment, a lump sum payment equal to (x) $1 million for Mr. Brown and (y) $505,000 for Ms. Barton, if such Executive has complied with certain requirements pursuant to the Agreement and, further, has not been terminated for cause or resigned either prior to the expiration of the Transition Period (as defined) or the consummation of the transaction resulting in a change of control.
The Agreements are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference in this Item 5.02(e).

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
     Exhibit 10.1 — Employment Agreement between the Company and Richard P. Brown.
     Exhibit 10.2 — Employment Agreement between the Company and Denise Barton.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC (Registrant)

By:	/s/ Denise Barton

Denise Barton Senior Vice President, Chief Financial Officer, Secretary and Treasurer